Exhibit (a)(2)
LETTER OF TRANSMITTAL
OFFER TO PURCHASE FOR CASH
UP TO 200,000 SHARES OF ITS COMMON STOCK

THE OFFER TO PURCHASE AND THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Greenville Federal Financial Corporation (the “Company”) is offering to purchase up to 200,000 shares of its common stock, $.01 par value per share, in a tender offer, subject to the terms and conditions set forth in the Offer to Purchase, dated October 15, 2009. The offer is being made to all holders of the Company’s common shares at a price not less than $6.50 nor greater than $7.50 per share. This Letter of Transmittal is to be completed only if: (a) certificates for shares are being forwarded herewith or (b) a tender of a book-entry transfer is being made to the account maintained by Illinois Stock Transfer Company, as Depositary, pursuant to Section 3 of the Offer to Purchase and a related agent’s message is being delivered.

I/We, the undersigned, hereby tender to the Company the share(s) identified below. I/We certify that I/we have complied with all requirements as stated in the instructions on the reverse side, is/are the registered holder(s) of the shares of the Company represented by the enclosed certificates, have full authority to surrender these certificate(s), and give the instructions in this Letter of Transmittal and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances. I/We make the representation and warranties to the Company set forth in Section 3 of the Offer to Purchase and understand that the tender of shares made hereby constitutes an acceptance of the terms and conditions of the offer (including if the offer is extended or amended, the terms and conditions of such extension or amendment).			Please complete the back if you have special payment or special delivery instructions.

(2) SUBSTITUTE IRS FORM W-9

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

Please write your Taxpayer Identification Number
or Social Security Number here.

Under penalties of perjury, I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. Citizen or other U.S. person (including a U.S. resident alien). Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return.

			Signature:	Date:
(3) Number of shares you own:
			Certificate Number(s)	Book Entry
(4) Number of shares you are tendering:
			Certificate Number(s)	Book Entry

(1) Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X

Signature of Stockholder	Date	Daytime Telephone #
X

Signature of Stockholder	Date	Daytime Telephone #

I/We understand that the tender of shares constitutes a representation and warranty to the Company that the undersigned has a NET LONG POSITION in the Company’s common shares or other securities exercisable or exchangeable therefor and that such tender complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended. I/We authorize the Company to withhold all applicable taxes and tax-related items legally payable by the undersigned.
Indicate below the order (by certificate number) in which shares are to be purchased in the event of proration. If you do not designate an order, if less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary.

1st	2nd	3rd	4th	5th

(5) Shares Tendered at Price Determined by Stockholder (See Instruction 5):
By checking one of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined in the Tender Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined in the Offer is less than the price checked below.
IF YOU DESIRE TO TENDER SHARES AT MORE THAN ONE PRICE YOU MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED.
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED CHECK ONLY ONE BOX
The same shares cannot be tendered, unless previously validly withdrawn as provided in Section 4 of the Offer to Purchase.
☐ $6.50     ☐ $6.75     ☐ $7.00     ☐ $7.25     ☐ $7.50
OR
Shares Tendered at Price Determined in the Tender Offer (See Instruction 5):
☐ By checking this box INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Stockholder,” the undersigned hereby tenders shares at the purchase price, as the same shall be determined in accordance with the terms of the Offer. For purposes of determining the purchase price, those shares that are tendered by the undersigned agreeing to accept the purchase price determined in the Offer will be deemed to be tendered at the minimum price. The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined in accordance with the terms of the Offer. THIS ELECTION MAY CAUSE THE PURCHASE PRICE TO BE LOWER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $6.50 PER SHARE.
CHECK ONLY ONE BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

(6) ODD LOT
As described in Section 2 of the Offer to Purchase, under certain conditions, holders holding fewer than 100 shares may have their shares accepted for payment before any proration of the purchase of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, fewer than 100 shares in the aggregate. The undersigned either (check one box):
☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.
In addition, the undersigned is tendering either (check one box):
☐	at the purchase price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above); or

☐	at the price per share indicated above in the section captioned “Price (In Dollars) per Share at Which Shares Are Being Tendered.”
CONDITIONAL TENDER
A tendering stockholder may condition such stockholder’s tender of shares upon the Company purchasing a specified minimum number of the shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
☐	The minimum number of shares that must be purchased from me, if any are purchased from me, is: __________ shares.
If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of such stockholder’s shares and checked the box on the next line:
☐	The tendered shares represent all shares held by the undersigned.

HOW TO CONTACT THE INFORMATION AGENT FOR THE OFFER
Keefe, Bruyette & Woods, Inc.
10 South Wacker Drive, Suite 3400
Chicago, IL 60606
(877) 298-6520
WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS
ILLINOIS STOCK TRANSFER COMPANY
209 West Jackson Boulevard, Suite 903
Chicago, IL 60606
Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery.
The Offer, proration period and withdrawal rights will expire at 5:00 p.m. Eastern Standard Time,
4:00 p.m. Central Standard Time on November 16, 2009, unless the Offer is extended.

(7) Special Payment Instructions		(8) Special Delivery Instructions

If you want your check for cash to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor Firm—Please Print)	Address (Number and Street)

(City, State & Zip Code)	(Address of Guarantor Firm)	(City, State & Zip Code)

(Taxpayer Identification Number or Social Security Number)	Authorized Signature

If you cannot produce some or all of the Company’s stock certificates please refer to instruction 9 of this Form.

(9) LOST, MISSING OR DESTROYED CERTIFICATE(S)

TOTAL SHARES LOST -->
Please Fill In Certificate No(s). if Known	Number of Shares

Attach separate schedule if needed

TOTAL SHARES LOST -->
Please Fill In Certificate No(s). if Known	Number of Shares

Attach separate schedule if needed

☐ I cannot find my stock certificate(s) listing above. Please forward to me the Bond of Indemnity paperwork. I understand there is a charge of 2% of the market value for the insurance premium charge (minimum $10.00 insurance premium charge) plus a $20.00 processing fee by Illinois Stock Transfer Company for the missing certificates. (These rates are subject to change since this printing.)
INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL
1.	Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1 and, after completing all other applicable sections, return this form in the enclosed envelope. If your shares are represented by physical stock certificates, include them in the enclosed envelope as well.

2.	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER IF YOU ARE A U.S. TAXPAYER. Please write your Taxpayer Identification Number or Social Security Number in Box 2 and sign to certify. Please note that Illinois Stock Transfer Company may withhold 28% of your gross proceeds as required by the IRS if the Taxpayer Identification Number or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return IRS Form W-8BEN or other IRS Form W-8.

3.	The number of certificated share(s) and/or book-entry shares you hold are shown in Box 3.

4.	Please indicate the total number of certificated share(s) and/or book-entry shares of the Company you are tendering in Box 4.

5.	Indication of Price at which Shares are being Tendered. If you want to tender your shares at a specified price (in increments of $0.25) within the $6.50 to $7.50 range, you must check one of the boxes under “Shares Tendered at Price Determined by Stockholder.” If you want to tender shares and are willing to accept the purchase price selected by the Company in accordance with the Terms of the Offer, you must check the box under “Shares Tendered at Price Determined in the Tender Offer” instead of one of the price boxes under “Shares Tendered at Price Determined by Stockholder.” This action will maximize the chance of having the Company purchase your shares (subject to the possibility of proration). Note that this action could result in you receiving a price per share as low as $6.50. You must check only one box in the pricing section. If more than one box is checked, or no box is checked, your shares will not be properly tendered. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares.

6.	Please see the Offer to Purchase for additional information regarding Box 6.

7.	If you want your check for cash to be issued in another name, fill in Box 7 with the information for the new account name. If you complete Box 7, your signature(s) must be guaranteed.

8.	Complete Box 8 only if the proceeds of this transaction and any unaccepted shares of the Company are to be transferred to a person other than the registered holder or to a different address.

9.	You will not receive any cash proceeds from the Company until you have delivered all outstanding shares and this completed Letter of Transmittal, or a facsimile hereof, duly completed and signed, to Illinois Stock Transfer Company, together with the applicable Company stock certificates and any additional documents required, in form satisfactory to Illinois Stock Transfer Company. No partial exchanges will be made.

Stockholders who are unable to surrender a stock certificate due to the theft, loss or destruction of the stock certificate shall be required to furnish an affidavit of such theft, loss or destruction and an indemnity in form and substance reasonably satisfactory to the Company and Illinois Stock Transfer Company. If your stock certificate(s) has (have) been lost, stolen or destroyed, indicate such fact on the Letter of Transmittal and return it to Illinois Stock Transfer Company. In such event, Illinois Stock Transfer Company will forward additional necessary documentation to be completed by you. Upon delivery of the required documents to Illinois Stock Transfer Company, such lost, stolen or destroyed stock certificate(s) will be deemed surrendered. Questions regarding this transmittal may be forwarded to Illinois Stock Transfer Company by calling (312) 427-2953 or (800) 757-5755 between 9:00 am. and 4:00 p.m. Central Standard Time.

10.	Stockholders who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Time (as defined in Section 1 of the Offer to Purchase) may tender their shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

11.	The Company will determine in its sole discretion the number of shares to accept, and the validity, eligibility and acceptance for payment of any tender. Any such determination will be final and binding on the parties. There is no obligation to give notice of any defects or irregularities to stockholders.

12.	If any of the shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal. If any shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Company of his or her authority to so act must be submitted with this Letter of Transmittal.

If this Letter of Transmittal is signed by the registered owner(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an eligible institution. If this Letter of Transmittal is signed by a person other than the registered owner(s) of the shares tendered hereby, or if payment is to be made or certificate(s) for shares not tendered or not accepted for payment are to be returned to a person other than the registered owner(s), the tendered certificate(s) representing such shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution.

13.	If the space provided in Boxes 3 and 4 above is inadequate, the certificate numbers and/or the number of shares should be listed on a separate signed schedule attached hereto.

14.	Partial Tenders (Not Applicable to Stockholders Who Tender by Book-Entry Transfer). If fewer than all the shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of shares that are to be tendered in Box 4. In that case, if any tendered shares are purchased, new certificate(s) for the remainder of the shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the acceptance for payment of, and payment for, the shares tendered herewith. All shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

15.	The method of delivery of shares, this Letter of Transmittal and all other required documents, including delivery through the book-entry transfer facility, is at the sole election and risk of the tendering stockholder. Shares will be deemed delivered only when actually received by the Depositary (including, in the case of book-entry transfer, by book-entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured is recommended. In all cases, sufficient time should be allowed to insure timely delivery.